Exhibit 10.8

                              EMPLOYMENT AGREEMENT


            This EMPLOYMENT AGREEMENT (this "Agreement") is made as of the 16th day of April, 2000, by and between Internet Commerce Corporation, a Delaware corporation (the "Company"), and G. Michael Cassidy ("Employee").

                            W I T N E S S E T H :
                            - - - - - - - - - -

            WHEREAS, Employee is employed as Executive Vice President and General Manager of the Company under an employment agreement that expires in April, 2000; and

            WHEREAS, the Company wishes to ensure that it will continue to have the benefits of Employee's services on the terms and conditions hereinafter set forth; and

            WHEREAS, Employee desires to work for the Company on the terms and conditions hereinafter set forth;

            NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, the parties hereto hereby agree as follows:

            1. Employment; Term. The Company hereby employs Employee, and Employee hereby accepts employment with the Company, in accordance with and subject to the terms and conditions set forth herein. The term of this Agreement shall commence on the date hereof (the "Effective Date") and, unless earlier terminated in accordance with Paragraph 5 hereof, shall terminate on July 31, 2003 (the "Term").

            2. Employment

                  (a) During the Term, Employee shall serve as Executive Vice President - Sales of the Company. Employee shall report to the Chief Executive Officer of the Company.

                  (b) Employee shall have such authority and responsibility as may reasonably be assigned by the Chief Executive Officer or the Board of Directors of the Company in his or its discretion.

                  (c) During the period Employee is employed by the Company, Employee shall devote full business time and best efforts to the business and affairs of the Company, except as otherwise specifically permitted by the Company.

            3. Compensation

                  (a) The Company shall pay Employee a base salary (the "Base Salary") of two hundred fifty thousand dollars ($250,000) per annum, payable at least semi-monthly, in accordance with the Company's payroll practices and subject to all legally required or customary withholdings.

                  (b) The Employee may receive such bonus, if any, as may be determined and awarded by the Board of Directors from time to time in its sole discretion.

                  (c) The Employee shall be eligible to receive options to purchase common stock of the Company under the Company's stock option plans on such dates and in such amounts as may be determined and awarded by the Board of Directors (or the appropriate committee thereof) from time to time in its sole discretion.

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            4.    Benefits

                  (a) The Company agrees to reimburse Employee for all reasonable and necessary travel, business entertainment and other business expenses incurred by Employee in connection with the performance of Employee's duties under this Agreement. Such reimbursements shall be made by the Company within a reasonable time after submission by Employee of vouchers in accordance with the Company's standard procedures.

                  (b) Employee shall be entitled to participate in any and all medical insurance, group health, disability insurance, pension and other benefit plans which are made generally available by the Company to its senior executives. The Company, in its sole discretion, may at any time amend or terminate its benefit plans or programs.

                  (c) Employee shall be entitled to receive four weeks of annual vacation in accordance with the Company's vacation policy for its senior executives. Employee shall be entitled to all paid holidays the Company makes available to its employees.

            5. Termination. Employee's employment hereunder may be terminated prior to the end of the Term under the following circumstances:

                  (a) Death. Employee's employment hereunder shall terminate upon Employee's death.

                  (b) Total Disability. The Company may terminate Employee's employment hereunder at any time after Employee becomes "Totally Disabled." For purposes of this Agreement, Employee shall be "Totally Disabled" as of the earlier of (i) the date Employee becomes entitled to receive disability benefits under the Company's long-term disability plan, and (ii) Employee's inability to perform the duties and responsibilities contemplated under this Agreement for a period of more than 180 consecutive days due to physical or mental incapacity or impairment. Such termination shall become effective five days after the Company gives notice of such termination to Employee, or to Employee's spouse or legal representative, in accordance with Paragraph 8 hereof.

                  (c) Termination by the Company for Cause. The Company may terminate Employee's employment hereunder for Cause at any time after providing written notice to Employee. For purposes of this Agreement, the term "Cause" shall mean any of the following: (i) perpetration by Employee of an intentional and knowing fraud against or affecting the Company or any customer of the Company or any of its affiliates; (ii) any willful or intentional act by Employee that could reasonably be expected to injure the reputation, business or business relationships of the Company or any of its affiliates; (iii) conviction (including conviction on a nolo contendere plea) of a felony or any crime involving, in the good faith judgment of the Company, fraud, dishonesty or moral turpitude; (iv) the neglect or failure or refusal of Employee to perform Employee's duties hereunder (other than as a result of total or partial incapacity due to physical or mental illness); (v) the breach of a covenant set forth in Paragraph 7 hereof; or (vi) any other material breach of this Agreement; provided, however, that in the circumstances described in clauses
(iv) or (vi) of this Paragraph 5(c) Employee has failed to cure such neglect, failure, refusal or breach within ten (10) days after notice thereof.

            6. Compensation Following Termination Prior to the End of the Term. In the event that Employee's employment hereunder is terminated prior to the end of the Term, Employee shall be entitled only to the following compensation and benefits upon such termination:

                  (a) Termination by Reason of Death or Total Disability or by the Company for Cause. In the event that Employee's employment is terminated prior to the expiration of the Term by reason of Employee's death or Total Disability or for Cause pursuant to Paragraph 5(a), 5(b) or 5(c) hereof, respectively, the Company shall pay the following amounts to Employee (or Employee's spouse or estate, as the case may be):

      i. any accrued but unpaid Base Salary (as determined pursuant to Paragraph 3(a) hereof) for services rendered to the date of termination; and


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      ii.   any accrued but unpaid expenses required to be reimbursed
            pursuant to Paragraph 4(a) hereof.

The benefits to which Employee and/or Employee's family may be entitled upon such termination pursuant to the plans, programs and arrangements referred to in Paragraphs 4(b) and (c) hereof shall be determined and paid in accordance with the terms of such plans, programs and arrangements.

                  (b) Termination by the Company Without Cause. In the event that Employee's employment is terminated by the Company without Cause, the Company shall pay the following amounts to Employee:

      i. any accrued but unpaid Base Salary (as determined pursuant to Paragraph 3(a) hereof) for services rendered to the date of termination;

      ii. any accrued but unpaid expenses required to be reimbursed pursuant to Paragraph 4(a) hereof; and

      iii. continued payment of the Base Salary (as determined under Paragraph 3(a) hereof) until the earlier of (x)one year after such termination, and (y) the end of the Term. Such payments shall be made in accordance with the Company's standard payroll practices then in effect.

The benefits to which Employee and/or Employee's family may be entitled upon such termination pursuant to the plans, programs and arrangements referred to in Paragraphs 4(b) and (c) hereof shall be determined and paid in accordance with the terms of such plans, programs and arrangements.

                  (c) Termination by Employee. If Employee terminates employment for any reason at any time before the expiration of the Term, the Company shall pay the following amounts to Employee:

      i. any accrued but unpaid Base Salary (as determined pursuant to Paragraph 3(a) hereof) for services rendered to the date of termination; and

      ii. any accrued but unpaid expenses required to be reimbursed pursuant to Paragraph 4(a) hereof.

The benefits to which Employee and/or his family may be entitled upon such termination pursuant to the plans, programs and arrangements referred to in Paragraphs 4(b) and (c) hereof shall be determined and paid in accordance with the terms of such plans, programs and arrangements.

                  (d) No Other Benefits or Compensation. Except as may be specifically provided under this Agreement or under the terms of any incentive compensation, employee benefit or fringe benefit plan applicable to Employee at the time of the termination of Employee's employment prior to the end of the Term, Employee shall have no right to receive any other compensation, or to participate in any other plan, arrangement or benefit, with respect to any future period after such termination.

            7. Noncompetition and Nonsolicitation; Nondisclosure of Proprietary Information; Surrender of Records

                  (a)   Noncompetition; Nonsolicitation.

                        (i) Employee acknowledges and recognizes the highly competitive nature of the Company's business and that Employee's position with the Company and access to and use of the Company's confidential records and proprietary information renders Employee special and unique. In consideration of the payment by the Company to Employee of amounts that may hereafter be paid to Employee pursuant to this Agreement (including pursuant to Paragraph 3 hereof), Employee agrees that (x) during the Term Employee will not, directly or indirectly (as defined below), compete with any business the Company is then conducting or which is then covered in a written proposal or business plan in any place in which the Company does business at the time Employee seeks to engage in such business, and (y) during the Covered Time (as defined below), Employee will not, directly or indirectly, compete with any business the Company is conducting at the end of the Term or which is


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covered at the end of the Term in a written proposal or business plan in any place in which the Company does business at the time Employee seeks to engage in such business; provided, however, that the provisions of clause (y) of this Paragraph 7(a)(i) shall not apply if the Employee's employment is terminated by the Company without Cause.

                        (ii) In further consideration of the payment by the Company to Employee of amounts that may hereafter be paid to Employee pursuant to this Agreement (including pursuant to Paragraph 3 hereof), Employee agrees that during the Term and during the Covered Time Employee shall not (a) directly or indirectly solicit or attempt to solicit or participate in the solicitation of or otherwise advise or encourage any employee, agent, consultant or representative of, or vendor or supplier to, the Company or any such affiliate to terminate his, her or its relationship with the Company or any such affiliate; or (b) directly or indirectly solicit or attempt to solicit or participate in the solicitation of or otherwise advise or encourage any employee, agent, consultant or representative of the Company to become an employee, agent, representative or consultant of or to any other individual or entity.

                        (iii) During the Term and during the Covered Time, Employee agrees that upon the earlier of Employee's (x) negotiating with any Competitor (as defined below) concerning the possible employment of Employee by the Competitor, (y) receiving an offer of employment from a Competitor, or (z) becoming employed by a Competitor, Employee will immediately provide notice to the Company of such circumstances and provide copies of this Paragraph 7 to the Competitor. Employee further agrees that the Company may provide notice to a Competitor of Employee's obligations under this Agreement, including, without limitation, Employee's obligations pursuant to this Paragraph 7. For purposes of this Agreement, "Competitor" shall mean (x) during the Term, any entity (other than the Company or any of its affiliates) that then engages, directly or indirectly, in any business which the Company is then conducting or which is then covered in a written proposal or business plan in any place in which the Company does business at the time Employee seeks to engage in such business, and
(y) during the Covered Period, any entity (other than the Company or any of its affiliates) that then engages, directly or indirectly, in any business which the Company is conducting at the end of the Term or which is covered at the end of the Term in a written proposal or business plan in any place in which the Company does business at the time Employee seeks to engage in such business.

                        (iv) Employee understands that the provisions of this Paragraph 7(a) may limit Employee's ability to earn a livelihood in a business similar to the business of the Company but nevertheless agrees and hereby acknowledges that the consideration provided under this Agreement(including pursuant to Paragraph 3 hereof) are sufficient to justify the restrictions contained in such provisions. In consideration thereof and in light of Employee's education, skills and abilities, Employee agrees that Employee will not assert in any forum that such provisions prevent Employee from earning a living or otherwise are void or unenforceable or should be held void or unenforceable; provided, however, that no provision of this Paragraph 7(a) shall prohibit Employee from merely owning up to five percent (5%) of the outstanding capital stock of any corporation that is actively traded in any national securities market.

                        (v) For purposes of any provision of Paragraph 7 hereof, (x) "Covered Time" shall mean the greater of (i) twelve (12) months following the termination or expiration of this Agreement, and (ii) the period during which the Company is obligated to pay severance under Paragraph 6(b)(iii) hereof, and (y) "directly or indirectly" means in Employee's individual capacity for his own benefit or as a shareholder, partner, member or other principal, officer, director, employee, agent or consultant of or to any individual, corporation, partnership, limited liability company, business trust, association or any other business entity whatsoever.

                  (b) Proprietary Information. Employee acknowledges that during the course of Employee's employment with the Company Employee will necessarily have access to and make use of proprietary information and confidential records (as those terms are defined below) of the Company and its affiliates. Employee covenants that Employee shall not during the Term or at any time thereafter, directly or indirectly, use for Employee's own purpose or for the benefit of any individual or entity other than the Company and its affiliates, nor otherwise disclose to any individual or entity, any proprietary information of which Employee has knowledge, unless such disclosure has been authorized in writing by the Company or such affiliates or is required by law. Employee acknowledges and understands that the term "proprietary information" includes, but is not limited to: (a) all ideas, inventions, know-how, technology, formulas, designs, software, programs, algorithms, products, systems,


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

applications, processes, procedures, methods and improvements and enhancements, and all related documentation, whether or not patentable, copyrightable or entitled to other forms of protection, utilized by the Company or its affiliates or which are, directly or indirectly, related to the business, products or services, or proposed business, products or services, of the Company or its affiliates; (b) the name and/or address of any customer or vendor of the Company or its affiliates or any information concerning the transactions or relations of any customer or vendor of the Company or its affiliates with the Company or any of its stockholders, principals, directors, officers, employees or agents; (c) any financial information relating to the Company and its business, including, without limitation, information relating to pricing or marketing methods, sales margins, cost or source of materials, supplies or goods, capital structure, operating results or borrowing arrangements; (d) any information which is generally regarded as confidential or proprietary in any line of business engaged in by the Company or its affiliates; (e) any business plans, budgets, advertising or marketing plans; (f) any information contained in any of the written or oral policies and procedures or manuals of the Company or its affiliates; (g) any information belonging to customers, vendors or affiliates of the Company or its affiliates or any other individual or entity which the Company or its affiliates has agreed to hold in confidence; and (h) all written, graphic and other material (in any medium whether in writing, on magnetic tape or in electronic or other form) relating to any of the foregoing. Employee acknowledges and understands that information that is not novel or is not copyrighted, trademarked or patented, or eligible for such or any other protection, may nonetheless be proprietary information. The term "proprietary information" shall not include information generally available to and known by the public or information that is or becomes available to Employee on a non-confidential basis from a source other than the Company (or any of its affiliates) or the Company's stockholders, directors, officers, employees or agents (other than as a result of a breach of any obligation of confidentiality).

                  (c) Confidentiality and Surrender of Records. Employee shall not during the Term or at any time thereafter (irrespective of the circumstances under which Employee's employment by the Company terminates), except as required by law or as is necessary for the performance of Employee's duties under this Agreement, directly or indirectly, publish, make known or in any manner disclose any confidential records to, or permit any inspection or copying of confidential records by, any individual or entity. Employee shall not retain, and will deliver promptly to the Company, all copies of any of the same following termination of Employee's employment hereunder for any reason or upon request by the Company. For purposes of this Paragraph 7, "confidential records" means, without limitation, all correspondence, memoranda, files, manuals, books, lists, financial, operating or marketing records and customer and vendor records relating to or containing any proprietary information (in any medium whether in writing, on magnetic tape or in electronic or other form) or equipment of any kind which may be in Employee's possession or under Employee's control or accessible to Employee. All confidential records shall be and remain the sole and exclusive property of the Company during the Term and thereafter.

                  (d) No Other Obligations. Employee represents that Employee is not precluded or limited in Employee's ability to undertake or perform the duties described herein by any contract, agreement or restrictive covenant. Employee covenants that Employee shall not employ the trade secrets or proprietary information of any other individual or entity in connection with Employee's employment by the Company.

                  (e) Confidentiality. Other than disclosing this Paragraph 7 to a Competitor under Paragraph 7(a)(iii), Employee agrees to keep confidential the terms of this Agreement. This provision does not prohibit Employee from providing this information on a confidential and privileged basis to Employee's attorneys or accountants for purposes of obtaining legal or tax advice or as otherwise required by law. The Company shall not disclose the terms of this Agreement except as necessary in the ordinary course of its business or as required by law.

                  (f) Developments the Property of the Company. All discoveries, inventions, ideas, technology, formulas, designs, software, programs, algorithms, products, systems, applications, processes, procedures, methods and improvements and enhancements conceived, developed or otherwise made or created or otherwise produced by Employee at any time, alone or with others, and in any way relating to the present or proposed business, products or services of the Company or its affiliates, whether or not subject to patent, copyright or other protection and whether or not reduced to tangible form, during the period of Employee's employment with the Company ("Developments"), shall be the sole and exclusive property of the Company. Employee agrees to, and hereby does, assign to the Company, without any further consideration, all Employee's right, title and interest throughout the world in and to all Developments. Employee agrees that all such Developments that are


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

copyrightable may constitute works made for hire under the copyright laws of the United States and, as such, acknowledges that the Company is the author of such Developments and owns all of the rights comprised in the copyright of such Developments and Employee hereby assigns to the Company without any further consideration all of the rights comprised in the copyright and other proprietary rights Employee may have in any such Development to the extent that it might not be considered a work made for hire. There shall be excluded from this paragraph 7(f) any Development produced by Employee (a) which is developed by Employee without the use of the Company's property or facilities, (b) which does not make use of any proprietary information or confidential records of the Company or any of its affiliates, and (c) which does not relate to the present or proposed business, products or services of the Company or its affiliates or to the ongoing or planned product development efforts of the Company or its affiliates. Employee shall make and maintain adequate and current written records of all Developments and shall disclose all Developments promptly, fully and in writing to the Company promptly after development of the same, and at any time upon request; provided, however, that Developments excluded under the preceding sentence shall be received by the Company in confidence.

                  (g) Enforcement. Employee acknowledges and agrees that, by virtue of Employee's position with the Company, the services to be rendered by Employee to the Company under this Agreement and Employee's access to and use of confidential records and proprietary information, any violation by Employee of any of the undertakings contained in this Paragraph 7 would cause the Company or its affiliates immediate, substantial and irreparable injury for which it has no adequate remedy at law. Accordingly, Employee agrees that in the event of a breach or threatened breach by Employee of any said undertakings, the Company will be entitled to temporary and permanent injunctive relief in any court of competent jurisdiction (without the need to post bond and without proving that damages would be inadequate). The rights and remedies provided for in this Paragraph 7 are cumulative and shall be in addition to rights and remedies otherwise available to the parties hereunder or under any other agreement or applicable law.

            8. Notices. Any notice, consent, request or other communication made or given in accordance with this Agreement shall be in writing and shall be deemed to have been duly given when actually received or, if mailed, three days after mailing by registered or certified mail, return receipt requested, to those person's listed below at their following respective addresses or at such other address or person's attention as each may specify by notice to the others:

            To the Company:

                  Internet Commerce Corporation
                  805 Third Avenue
                  New York, New York 10022
                  Attention:  Chief Executive Officer

            To Employee:

                  G. Michael Cassidy
                  805 Third Avenue
                  New York, New York  10022

            9. Assignability; Binding Effect. This Agreement is a personal contract calling for the provision of unique services by Employee, and Employee's rights and obligations hereunder may not be sold, transferred, assigned, pledged or hypothecated. In the event of any attempted assignment or transfer of rights hereunder by Employee contrary to the provisions hereof (other than as may be required by law), the Company will have no further liability for payments hereunder. The rights and obligations of the Company hereunder will be binding upon and run in favor of the successors and assigns of the Company. This Agreement does not create, and shall not be interpreted or construed to create, any rights enforceable by any person not a party to this Agreement, except as specifically provided in Paragraph 6 hereof.

            10. Complete Understanding; Amendment; Waiver. This Agreement constitutes the complete understanding between the parties with respect to the employment of Employee and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter


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hereof, and no statement, representation, warranty or covenant has been made by either party with respect thereto except as expressly set forth herein. All prior employment, consulting or other agreements between the Company and Employee (or any of Employee's controlled affiliates) with respect to the performance of any services by Employee (or such controlled affiliates) to the Company or any of its affiliates or the payment of any royalties, license fees or other similar fees to Employee, are hereby terminated. This Agreement shall not be altered, modified, amended or terminated except by a written instrument signed by each of the parties hereto. Any waiver of any term or provision hereof, or of the application of any such term or provision to any circumstances, shall be in writing signed by the party charged with giving such waiver. Waiver by either party hereto of any breach hereunder by the other party shall not operate as a waiver of any other breach, whether similar to or different from the breach waived. No delay on the part of the Company or Employee in the exercise of any of their respective rights or remedies shall operate as a waiver thereof, and no single or partial exercise by the Company or Employee of any such right or remedy shall preclude other or further exercise thereof.

            11. Severability. If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be enforced to the fullest extent permitted by law. To the extent that a court of competent jurisdiction determines that Employee breached any undertaking in Paragraph 7 hereof, the Company's obligations to make payments hereunder shall immediately cease, provided that the Company shall be liable for such payments in the event that the determination of such court is overturned or reversed by any higher court. If the final judgment of a court of competent jurisdiction declares that any provision of this Agreement, including, without limitation, any provision of Paragraph 7 hereof, is invalid or unenforceable, the parties hereto agree that the court making the determination of invalidity or unenforceability shall have the power, and is hereby directed, to reduce the scope, duration or area of the provision, to delete specific words or phrases and to replace any invalid or unenforceable provision with a provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable provision, and this Agreement shall be enforceable as so modified.

            12. Survivability. The provisions of this Agreement which by their terms call for performance subsequent to termination of Employee's employment hereunder, or of this Agreement, shall so survive such termination.

            13. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be wholly performed within that State, without regard to its conflict of laws provisions. Any action to enforce this Agreement must be brought in a court situated in the City of New York and the parties hereby consent to the jurisdiction of courts situated in New York County. Each party hereby waives the right to claim that any such court is an inconvenient forum for the resolution of any such action.

            14. Counterparts. This Agreement may be executed in two counterparts, and by different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

            15. Titles and Captions. All paragraph titles or captions in this Agreement are for convenience only and in no way define, limit, extend or describe the scope or intent of any provision hereof.

            16. Jury Trial Waiver. The parties expressly and knowingly waive any right to a jury trial in the event any action arising under or in connection with this Agreement or Employee's employment with the Company is litigated or heard in any court.



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            IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement as of the date first above written.

                                    INTERNET COMMERCE CORPORATION


                                    By:________________________________
                                       Name:
                                       Title:

                                    EMPLOYEE


                                    ____________________________________
                                    G. Michael Cassidy